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                SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported)
                          March 10, 1997




                       ENSERCH Corporation
      (Exact name of Registrant as specified in its charter)




          Texas               1-3183               75-0399066
    (State or other         (Commission        (I.R.S. Employer
    of incorporation)       File Number)      Identification No.)




ENSERCH Center, 300 S. St. Paul, Dallas, Texas            75201
 (Address of principal executive offices)              (Zip Code)




Registrant's telephone number, including Area Code:  214-651-8700

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ITEM 5. Other Events

     Set forth below in its entirety is a News Release issued by ENSERCH Corporation on March 10, 1997.

     ENSERCH/TEXAS UTILITIES MERGER CLEARS
     DEPARTMENT OF JUSTICE; IRS RULING RECEIVED

          DALLAS, TEXAS (March 10, 1997)--ENSERCH
     Corporation (NYSE--ENS) and Texas Utilities Company
     (NYSE--TXU) have been notified by the Department of Justice (DOJ) that it has closed its investigation of the pending merger between ENSERCH Corporation and Texas Utilities Company. The DOJ indicated that the investigation has been closed without the DOJ taking any action or requiring Texas Utilities or ENSERCH to take any action. The Securities and Exchange
     Commission is proceeding with its approval process under the Public Utility Holding Company Act of 1935 with regard to the proposed merger.

          ENSERCH Corporation also announces that it has received from the Internal Revenue Service (IRS) a private letter ruling in connection with the pending distribution of shares of Enserch Exploration, Inc. (NYSE--EEX) to common stock shareholders of ENSERCH Corporation. The distribution is to occur immediately prior to the pending merger of ENSERCH and Texas Utilities Company. The IRS has ruled that neither ENSERCH nor its shareholders will recognize taxable gain on the distribution. The ruling also describes the allocation of tax basis of ENSERCH stock between the shares of EEX to be distributed and shares of ENSERCH common stock.

          ENSERCH Corporation is an integrated natural-gas company.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ENSERCH Corporation



Date: March 12, 1997          By:  /s/ J. W. Pinkerton
                                   -----------------------------
                                   J. W. Pinkerton
                                   Vice President and Controller